EXHIBIT 23.2

          CONSENT OF PARENTE, RANDOLPH, ORLANDO, CAREY AND ASSOCIATES,
                          CERTIFIED PUBLIC ACCOUNTANTS


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                 Parente, Randolph, Orlando, Carey & Associates
                           46 Public Square, Suite 400
                      Wilkes-Barre, Pennsylvania 18701-2681




     We hereby consent to the inclusion in the Registration Statement on Form S-4 of Fidelity D & D Bancorp, Inc., filed with the U.S. Securities and Exchange Commission in connection with the registration of 1,901,472 shares of common stock, without par value, of our report dated January 25, 1999, on The Fidelity Deposit & Discount Bank's financials statements as of December 31, 1998 and 1997, and for each of the years in the three-year period ending December 31, 1998. We also consent to the reference to our firm under the caption "Independent Auditors" in the related Proxy Statement/Prospectus.



                             /s/ PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES
                                 ----------------------------------------------
                                 PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES



Wilkes-Barre, Pennsylvania
December 17, 1999